Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter 2021 Results and Releases 2022 Financial Guidance

•	Revenue increased 8.0% to $333.2 million in the fourth quarter of 2021 from $308.5 million in the fourth quarter of 2020

•	Adjusted EBITDA(1) increased 7.5% to $54.5 million in the fourth quarter of 2021 from $50.7 million in the fourth quarter of 2020

•	RadNet estimates that its Adjusted EBITDA(1) was negatively impacted by the most recent Omicron surge of COVID-19 by approximately $3 million during the fourth quarter of 2021

•	Adjusting for unusual or one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.13 for the fourth quarter of 2021; This compares with Adjusted Earnings Per Share(3) of $0.20 for the fourth quarter of 2020

•	Aggregate procedural volumes increased 11.4%; Same-center procedural volumes increased 7.3% compared to the fourth quarter of 2020

•	At quarter end, Net Leverage Ratio (Net Debt divided by Trailing 12 Month Adjusted EBITDA(1)) was 2.9x; RadNet ended 2021 with a cash balance of $134.6 million and undrawn on its $195 million revolving line of credit

•	RadNet announces 2022 guidance ranges, anticipating increases in Revenue and Adjusted EBITDA(1) for 2022 over 2021 (as adjusted for one-time benefits recognized in 2021 from provider relief funding and employee retention credit under the CARES Act)

LOS ANGELES, California, March 1, 2022 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 347 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2021.

Financial Results

Fourth Quarter Report:

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “Despite being impacted from the Omicron surge of COVID-19 during the quarter, I am pleased that we were able to increase our Revenue by 8.0% and our Adjusted EBITDA(1) by 7.5% from last year’s fourth quarter. This was the result of ongoing strong demand for our services and the continuing migration of patient procedures from hospitals to free-standing ambulatory outpatient imaging centers. The improvement in our operating metrics during the quarter overshadowed the negative impact from the Omicron surge, which reduced our Revenue by over $4 million and our Adjusted EBITDA(1) by approximately $3 million in the fourth quarter. The COVID-19 surge not only disrupted normal patient volumes, particularly in December, but also created staffing issues at our facilities. At the height of the Omicron surge in December, we had 565 employees out on COVID leave, representing 6.3% of our entire work force. I am pleased to report that currently the percentage of our employee base out with COVID-19 has decreased to 1.2% and patient volume is returning to normalized levels.”

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“Throughout the fourth quarter, we continued to successfully manage our liquidity and financial leverage, while we made important investments to differentiate our facilities from those of our competition. At year-end 2021, we had a cash balance of over $134 million and our net debt leverage ratio remained under 3.0 times Adjusted EBITDA(1). Our Days Sales Outstanding (DSOs) at December 31, 2021 was 34.0 days, the lowest in our Company’s history. The improvement in revenue cycle operations and collections has materially contributed to our ability to manage the challenges presented by COVID-19 and to make important investments for our future,” Dr. Berger noted.

“Moving into 2022, the demand for diagnostic imaging remains robust and is growing. Our strong financial position and operating model has presented us with targeted opportunities to expand our business, particularly through the construction of new centers to meet the growing demand and utilization in strategic markets. Currently, we have 15 new sites in various stages of construction and development, with almost half of this expansion occurring within existing health system joint ventures. We believe these sites should be positive contributors to our performance in the second half of 2022 and throughout 2023,” added Dr. Berger.

Dr. Berger concluded, “Subsequent to the end of the fourth quarter of 2021, we completed the acquisitions of Aidence Holding B.V. and Quantib B.V., two Netherlands-based Artificial Intelligence (“AI”) companies focused on creating population health screening tools primarily for lung cancer and prostate cancer, respectively. During 2022, we will continue to develop the technical offerings and commercial expansion of these two businesses, along with that of our DeepHealth’s breast cancer AI screening algorithms. Though we have budgeted losses from these businesses in 2022, we expect that they will be important to the growth and development of our network screening and population health strategies in 2023 and beyond.”

For the fourth quarter of 2021, RadNet reported Revenue of $333.2 million and Adjusted EBITDA(1) of $54.5 million. Revenue increased $24.6 million (or 8.0%) and Adjusted EBITDA(1) increased $3.8 million (or 7.5%) from the fourth quarter of 2020. Adjusted to remove $2.8 million of provider relief funding under the CARES Act, Adjusted EBITDA(1) was $51.7 million during the fourth quarter, an increase of 2.0% from the fourth quarter of 2020.

Adjusted Diluted Net Income Attributable to RadNet, Inc. Common Stockholders (Adjusted Net Income(3)) for the fourth quarter of 2021 was $6.9 million, or $0.13 per diluted share (“Adjusted Earnings Per Share”) as compared with $10.2 million, or $0.20 per diluted share for the same period in 2020. The decrease in Adjusted Net Income and Adjusted Earnings Per Share is primarily the result of an increase in depreciation and amortization expense, non-cash stock compensation expense and the fully diluted share count in the fourth quarter of 2021.

Unadjusted for unusual or one-time items in the quarter, Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders (“Net Income” or “Net Loss”) for the fourth quarter of 2021 was $(3.8) million, or $(0.07) per diluted share. This compares to Net Income of $6.0 million, or $0.11 per diluted share, in the fourth quarter of 2020. These per share values are based upon weighted average number of diluted shares outstanding of 54.0 million in the fourth quarter of 2021 and 52.2 million in the fourth quarter of 2020.

In addition to the provider relief funding under the CARES Act, affecting Net Income in the fourth quarter of 2021 were certain non-cash expenses or non-recurring items including: $3.6 million of non-cash employee stock compensation expense; $29,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.5 million loss on the disposal of certain capital equipment; $7.5 million of non-cash gain from interest rate swaps; $831,000 legal settlement; $1.2 million transaction costs associated with completing the Aidence Holding B.V. and Quantib B.V. acquisitions; $646,000 of amortization of deferred financing costs and loan discount related to our existing credit facilities; and $19.7 million loss from abandoning certain leases related to facility closures.

For the fourth quarter of 2021, as compared with the prior year’s fourth quarter, MRI volume increased 13.8%, CT volume increased 10.7% and PET/CT volume was flat. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.4% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2021 and 2020, MRI volume increased 8.0%, CT volume increased 6.6% and PET/CT volume decreased 0.4%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.3% from the prior year’s same quarter.

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Annual Report:

For full year 2021, RadNet reported Revenue of $1,315.1 million and Adjusted EBITDA(1) of $218.9 million (inclusive of $9.1 million benefit from provider relief funding and $7.7 million of benefit from the employee retention credit). Revenue increased $243.2 million (or 22.7%) and Adjusted EBITDA(1) increased $79.5 million (or 57.0%) as compared with 2020. Adjusting to exclude the provider relief funding and employee retention credit under the CARES Act, Adjusted EBITDA(1) was $202.1 million, an increase of $62.7 (or 44.9%) as compared with 2020.

Net Income for 2021 was $24.7 million, or $0.46 per diluted share. This compares to Net Loss of $14.8 million, or $(0.29) per diluted share, in 2020. These per share values are based upon weighted average number of diluted shares outstanding of 53.4 million in 2021 and 50.9 million in 2020.

In addition to the provider relief funding and employee retention credit under the CARES Act, affecting Net Income for 2021 were certain non-cash expenses or non-recurring items including: $25.2 million of non-cash employee stock compensation expense; $744,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.2 loss on the disposal of certain capital equipment; $6.0 loss on extinguishment of debt and related expenses in conjunction with our debt refinancing transaction in April; $21.7 million of non-cash gain from interest rate swaps; $831,000 legal settlement; $1.2 million transaction costs associated with completing the Aidence Holding B.V. and Quantib B.V. acquisitions; $3.3 million of amortization of deferred financing costs and loan discount related to our existing credit facilities; and $19.7 million loss from abandoning certain leases related to facilities closed.

For the year ended December 31, 2021, as compared to 2020, MRI volume increased 26.2%, CT volume increased 21.9% and PET/CT increased 8.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 25.2% for the twelve months of 2021 over 2020.

Actual 2021 Results vs. 2021 Guidance:

The following compares the Company’s 2021 performance with previously announced revised guidance levels.

	Original Guidance Range	Revised Guidance Range After Q3 Results	2021 Actual Results
Total Net Revenue	$1,250 - $1,300 million	$1,300 - $1,350 million	$1,315.1 million
Adjusted EBITDA(1)	$180 - $190 million	$210 - $220 million	$218.9 million
Capital Expenditures(a)	$70 - $75 million	$85 - $90 million	$98.8 million
Cash Paid for Interest	$39 - $44 million	$35 - $40 million	$29.0 million
Free Cash Flow (b)(2)	$60 - $70 million	$80 - $90 million	$91.1 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures of $12.4 million and the opportunistic purchase of $26.0 in the fourth quarter of equipment that were on operating leases from certain OEM lessors.

(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger commented, “We finished 2021 within our revised Revenue guidance range and close to the high end of our revised Adjusted EBITDA(1) range, ranges we increased from our initial guidance levels throughout 2021. Our Free Cash Flow (2) results slightly exceeded our revised guidance range as a result of our strong Adjusted EBITDA(1) performance and lower than anticipated cash interest expense, driven by our debt refinancing transaction in April. Our capital expenditures exceeded our revised guidance range primarily as a result of the construction of certain de novo locations that are expected to be operational in 2022.”

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2022 Fiscal Year Guidance

For its 2022 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$1,350 million - $1,400 million

Adjusted EBITDA(1) Excluding Anticipated Losses from Artificial Intelligence Businesses	$205 million - $215 million

Capital Expenditures (a)	$85 million - $90 million
Cash Paid for Interest (c)	$27 million - $32 million
Free Cash Flow Generation (b)(2)	$80 million - $90 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.
(c)	Excludes payments to counterparties on interest rate swaps.

Dr. Berger noted, “It is important to understand that our 2021 Adjusted EBITDA(1) was positively impacted by $9.1 million of provider relief proceeds and $7.7 million of employee retention credit under the CARES Provider Relief Act. Additionally, we are estimating an impact of $7.4 million of Medicare reimbursement reductions for 2022, based upon Medicare’s final rule released in November. Removing these three items from 2021 Adjusted EBITDA(1), including the Medicare rate cuts as if they had existed at the beginning of 2021, the Adjusted EBITDA(1) to which we compare our 2022 guidance is $194.7 million. The anticipated growth built into our guidance in 2022 from this value to our 2022 Adjusted EBITDA(1) guidance range of $205 million to $215 million is projected to come from same-center growth, reimbursement increases from private and capitated payers, new and expanded health system joint ventures and the contribution from acquisitions completed at various times in 2021.”

Dr. Berger continued, “For conservatism, we have not included any new acquisitions or new health system joint ventures during 2022 into our guidance, and we have included approximately $15 million of additional salaries and wages expense as a result of operating in a tighter labor market, where it has become more expensive to attract and retain talent at all levels. We think our guidance has room for us to outperform, subject to the risks and uncertainties of a continuing COVID-19 environment, and we look forward to providing updates to this guidance as we progress through the year.”

“Also, note that our Adjusted EBITDA(1) guidance for 2022 excludes anticipated losses from our AI division (DeepHealth, Aidence and Quantib) of $12 million to $17 million, a range which is impacted by the timing of certain FDA approvals and the resulting commercialization of various product offerings. We will endeavor to report the losses in these businesses separately each quarter throughout 2022, providing transparency of the performance of our core imaging business and allowing our stakeholders to track our progress in AI throughout the year,” concluded Dr. Berger.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2021 fourth quarter and year-end results.

Conference Call Details:

Date: Tuesday, March 1, 2022

Time: 10:30 a.m. ET

Dial In-Number: 888-254-3590

International Dial-In Number: 929-477-0402

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There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1532554&tp_key=cca2370690 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 8161927.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 347 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 9,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;

•	the availability and terms of capital to fund our business;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

•	changes in general economic conditions nationally and regionally in the markets in which we operate;

•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	volatility in interest and exchange rates, or credit markets;

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•	the adequacy of our cash flow and earnings to fund our current and future operations;

•	changes in service mix, revenue mix and procedure volumes;

•	delays in receiving payments for services provided;

•	increased bankruptcies among our partner physicians or joint venture partners;

•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;

•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;

•	the occurrence of hostilities, political instability or catastrophic events;

•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and

•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$134,606	$102,018
Accounts receivable, net	135,062	129,585
Due from affiliates	5,384	5,836
Prepaid expenses and other current assets	49,212	32,985
Total current assets	324,264	270,424
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	484,247	399,335
Operating lease right-of-use assets	584,291	483,661
Total property, equipment and right-of-use assets	1,068,538	882,996
OTHER ASSETS
Goodwill	513,820	472,879
Other intangible assets	56,603	52,393
Deferred financing costs	2,135	1,767
Investment in joint ventures	42,229	34,528
Deferred tax assets, net of current portion	14,853	34,687
Deposits and other	36,032	36,983
Total assets	$2,058,474	$1,786,657
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	263,937	236,684
Due to affiliates	23,530	14,010
Deferred revenue related to software sales	10,701	39,257
Current portion of finance lease	–	2,578
Current portion of operating lease	65,452	65,794
Current portion of notes payable and long term debt	11,164	39,791
Total current liabilities	374,784	398,114
LONG-TERM LIABILITIES
Finance lease, net of current portion	–	743
Operating lease, net of current portion	577,675	463,096
Notes payable, net of current portion	743,498	612,913
Other non-current liabilities	16,360	53,488
Total liabilities	1,712,317	1,528,354
EQUITY
RadNet, Inc. stockholders' equity:

Common stock - $.0001 par value, 200,000,000 shares authorized; 53,548,227 and 51,640,537 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in-capital	342,592	307,788
Accumulated other comprehensive loss	(20,421)	(24,051)
Accumulated deficit	(93,272)	(117,999)
Total RadNet, Inc.'s stockholders' equity	228,904	165,743
Noncontrolling interests	117,253	92,560
Total equity	346,157	258,303
Total liabilities and equity	2,058,474	1,786,657

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2021	2020	2019
REVENUE
Service fee revenue	$1,166,743	$931,722	$1,028,236
Revenue under capitation arrangements	148,334	140,118	125,943
Total revenue	1,315,077	1,071,840	1,154,179
Provider relief funding	9,110	26,264	–
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	1,123,274	965,902	999,692
Lease abandonment charges	19,675	–	–
Depreciation and amortization	96,694	86,795	80,607
Loss on sale and disposal of equipment and other	1,246	1,200	2,383
Loss on impairment	–	4,170	–
Severance costs	744	4,353	1,619
Total operating expenses	1,241,633	1,062,420	1,084,301
INCOME FROM OPERATIONS	82,554	35,684	69,878

OTHER INCOME AND EXPENSES
Interest expense	48,830	45,882	48,044
Equity in earnings of joint ventures	(10,967)	(7,945)	(8,350)
Non-cash change in fair value of interest rate hedge	(21,670)	2,528	–
Gain on re-measurement of pre-existing interest	–	–	(768)
Loss (gain) on extinguishment of debt and related expenses	6,044	(4,047)	–
Other expenses	1,438	120	1,283
Total other expenses	23,675	36,538	40,209
INCOME (LOSS) BEFORE INCOME TAXES	58,879	(854)	29,669
Provision for income taxes	(14,560)	(895)	(6,229)
NET INCOME (LOSS)	44,319	(1,749)	23,440
Net income attributable to noncontrolling interests	19,592	13,091	8,684
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NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$24,727	$(14,840)	$14,756

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.47	$(0.29)	$0.30

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.46	$(0.29)	$0.29

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	52,496,679	50,891,791	49,674,858
Diluted	53,421,033	50,891,791	50,244,006

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$44,319	(1,749)	$23,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,694	86,795	80,607
Amortization of operating right-of-use assets	73,967	67,915	66,842
Lease abandonment charges	19,675	–	–
Equity in earnings of joint ventures	(10,967)	(7,945)	(8,350)
Distributions from joint ventures	4,707	9,522	8,598
Amortization and write off of deferred financing costs and loan discount	3,254	4,413	4,184
Loss on sale and disposal of equipment	1,246	1,200	2,383
Loss (gain) on extinguishment of debt	1,496	(4,047)	–
Gain on re-measurement of pre-existing interest	–	–	(768)
Loss on impairment	–	4,170	–
Amortization of cash flow hedge	3,695	3,448	–
Non-cash change in fair value of interest rate hedge	(21,670)	2,528	–
Stock-based compensation	25,203	12,405	8,730
Other non cash item in other expenses	–	242	(371)
Change in value of contingent consideration	–	–	(3,123)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(5,890)	25,206	(17,482)
Other current assets	(15,777)	6,588	(3,557)
Other assets	662	(5,425)	(2,326)
Deferred taxes	19,834	(611)	(3,888)
Operating lease liability	(72,553)	(53,906)	(66,831)
Deferred revenue	(28,319)	37,941	(1,082)
Accounts payable, accrued expenses and other	9,915	45,069	17,316
Net cash provided by operating activities	149,491	233,759	104,322
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(77,691)	(31,265)	(27,150)
Investment at cost	–	–	(143)
Purchase of property and equipment	(137,874)	(94,172)	(74,153)
Purchase of intangible assets	(5,130)	–	–
Proceeds from sale of equipment	625	828	1,160
Proceeds from sale of equity interest in a joint venture	–	–	132
Nulogix return of capital	–	–	792
Equity contributions in existing and purchase of interest in joint ventures	(1,441)	(1,635)	(103)
Net cash used in investing activities	(221,511)	(126,244)	(99,465)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,302)	(3,562)	(6,494)
Payments on senior notes	(619,529)	(43,296)	(40,742)
Additional deferred finance costs on revolving loan amendment	(938)	(741)	–
Proceeds from debt issuance, net of issuance costs	717,307	–	97,144
Proceeds from Payment Protection Program	–	4,023	–
Distributions paid to noncontrolling interests	(2,426)	(1,985)	(3,057)
Proceeds from sale of noncontrolling interest	13,073	–	5,275
Contributions from noncontrolling partners	–	–	750
Proceeds from revolving credit facility	128,300	250,900	261,200
Payments on revolving credit facility	(128,300)	(250,900)	(289,200)
Proceeds from issuance of common stock upon exercise of options	488	–	75
Net cash provided by (used in) financing activities	104,673	(45,561)	24,951
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(65)	(101)	(32)
NET INCREASE IN CASH AND CASH EQUIVALENTS	32,588	61,853	29,776
CASH AND CASH EQUIVALENTS, beginning of period	102,018	40,165	10,389
CASH AND CASH EQUIVALENTS, end of period	$134,606	$102,018	$40,165
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$29,042	$39,521	$46,254
Cash paid during the period for income taxes	$1,950	$5,069	$5,884

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended
	December 31,
	2021	2020

REVENUE
Service fee revenue	$296,264	$271,530
Revenue under capitation arrangements	36,885	36,973
Total revenue	333,150	308,503
Provider relief funding	2,819	–

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	284,667	257,808
Lease abandonment charges	19,675-
Depreciation and amortization	25,421	22,259
Loss on sale and disposal of equipment	1,524	657
Loss on impairment	–	4,170
Severance costs	29	2,706
Total operating expenses	331,316	287,599
INCOME FROM OPERATIONS	4,652	20,903

OTHER INCOME AND EXPENSES
Interest expense	11,801	12,439
Equity in earnings of joint ventures	(2,707)	(2,769)
Non-cash change in swap valuation	(7,520)	(1,995)
Gain on extinguishment of debt and related expenses	–	(4,047)
Other expenses	(261)	367
Total other (income) expense	1,312	3,996
INCOME BEFORE INCOME TAXES	3,340	16,908
(Provision for) benefit from income taxes	(2,027)	(5,925)
NET INCOME	1,313	10,983
Net income attributable to noncontrolling interests	5,137	5,028

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCK HOLDERS	$(3,823)	$5,955

BASIC NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.07)	$0.12

DILUTED NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.07)	$0.11

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	53,046,347	51,384,586
Diluted	53,964,751	52,224,090

10

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended December 31,
	2021	2020
Net Income Attributable to RadNet, Inc. Common Stockholders	$(3,823)	$5,955
Plus Provision for Income Taxes	2,027	5,925
Plus Interest Expense	11,801	12,439
Plus Severance Costs	29	2,706
Plus Depreciation and Amortization	25,421	22,259
Plus Non Cash Employee Stock Based Compensation	3,637	2,260
Plus Loss on Sale and Disposal of Equipment	1,524	657
Plus Other Expenses	(261)	367
Plus Non Cash (Gain) in Fair Value of Interest Rate Hedge	(7,520)	(1,995)
Plus Loss on Impairment	–	4,170
Plus (Gain) on Extinguishment of Debt	–	(4,047)
Plus Legal Settlement and Relate Expenses	831	–
Plus Lease Abandonment Charges	19,675	–
Plus Transaction Costs - Aidence Holdings B.V. and Quantib B.V.	1,171	–
Adjusted EBITDA (1)	$54,512	$50,696

	Fiscal Year Ended December 31,
	2021	2020
Net Income (Loss) Attributable to RadNet, Inc. Common Stockholders	$24,727	$(14,840)
Plus Provision for Income Taxes	14,560	895
Plus Interest Expense	48,830	45,882
Plus Severance Costs	744	4,353
Plus Depreciation and Amortization	96,694	86,795
Plus Non Cash Employee Stock Based Compensation	25,203	12,405
Plus Loss on Sale and Disposal of Equipment	1,246	1,200
Plus Other Expenses	1,438	120
Plus Non Cash Loss in Fair Value of Interest Rate Hedge	(21,670)	2,528
Plus Loss on Impairment	–	4,170
Plus Legal Settlement and Relate Expenses	831	–
Plus (Gain) on Extinguishment of Debt	6,044	(4,047)
Plus Lease Abandonment Charges	19,675	–
Plus Transaction Costs - Aidence Holdings B.V. and Quantib B.V.	1,171	–
Less Other Adjustment to Joint Venture Investments	(565)	–
Adjusted EBITDA (1)	$218,928	$139,461

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2021	2020
NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(3,823)	$5,955
Add severance costs	29	2,706
Add loss on lease abondonment/impairment	19,675	4,170
Add legal settlement and related expenses	831	–
Add transaction costs Aidence Holdings B.V. & Quantib B.V.	1,171	–
Subtract non-cash gain on swap valuation	(7,520)	(1,995)
Subtract gain on extinguishment of debt	–	(4,047)
Total adjustments - loss (gain)	14,186	834
Subtract tax impact of Adjustments (i)	3,508	217
Tax effected impact of adjustments	10,678	617
Add non-recurring tax adjustment related to joint venture	–	3,639

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	10,678	4,256

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC.	6,855	10,211
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	53,964,751	52,224,090
ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.13	$0.20

(i) Tax effected using 26.00% and 24.73% blended federal and state effective tax rate for 2020 and 2021, respectively.

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PAYOR CLASS BREAKDOWN

Fourth Quarter
2021
Commercial Insurance	57.8%
Medicare	21.9%
Capitation	11.1%
Medicaid	2.6%
Workers Compensation/Personal Injury	3.5%
Other	3.1%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2021	2021	2020	2019
MRI	35.9%	36.0%	35.4%	35.8%
CT	16.9%	17.2%	17.6%	16.9%
PET/CT	5.3%	5.5%	6.0%	5.6%
X-ray	6.6%	3.9%	7.3%	8.1%
Ultrasound	12.6%	12.7%	12.3%	12.4%
Mammography	17.0%	16.1%	15.7%	15.2%
Nuclear Medicine	1.0%	1.0%	1.0%	1.0%
Other	4.6%	4.6%	4.7%	4.9%
	100.0%	100.0%	100.0%	100.0%

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

14